Exhibit 10.12

Execution Version

THIRD AMENDED AND RESTATED GUARANTY

THIS THIRD AMENDED AND RESTATED GUARANTY dated as of November 7, 2019, (as amended, supplemented and otherwise modified from time to time, this “Guaranty”), is made by Sutherland Partners, L.P. (f/k/a ZAIS Financial Partners, L.P.) (the “Guarantor”) in favor of Deutsche Bank AG, New York Branch.

RECITALS

A.        ReadyCap Commercial, LLC, a Delaware limited liability company (“ReadyCap”), Ready Capital Subsidiary REIT I, LLC, a Delaware limited liability company (“Ready REIT”), Sutherland Warehouse Trust II, a Delaware statutory trust (“Sutherland Trust II”), Sutherland Asset I, LLC, a Delaware limited liability company (“Sutherland”, and together with Ready REIT, ReadyCap, Sutherland Trust II and any other Seller that may become a party to the Repurchase Agreement from time to time in accordance with the provisions thereof, collectively, the “Sellers”, and the Sellers together with the Guarantor, collectively, the “Seller Parties”), U.S. Bank National Association, as Depository and Paying Agent, and Buyer are entering into that certain Fourth Amended and Restated Master Repurchase Agreement, dated as of the date hereof (as amended, modified and/or restated from time to time, the “Repurchase Agreement”), pursuant to which Buyer may enter into Transactions with respect to Purchased Loans (as defined in the Repurchase Agreement) with the Sellers with a simultaneous agreement from the Sellers to repurchase such Purchased Loans, at a date certain or on demand (the “Transactions”);

B.         Buyer and Sutherland Partners, L.P. have previously entered into that Second Amended and Restated Guaranty dated as of October 31, 2016 (the “Existing Guaranty”), whose terms shall be superseded in their entirety in accordance with the terms hereof;

C.         Buyer has requested, as a condition of entering into the Repurchase Agreement, that Guarantor deliver to Buyer this Guaranty; and

D.        Guarantor is an Affiliate (as defined in the Repurchase Agreement) of each Seller and directly or indirectly controls each Seller.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1.         Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Guaranty, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.  Capitalized terms not defined herein shall have the meanings used in the Repurchase Agreement.  The word “including” and its variations shall mean “including without limitation.”  All references in this Guaranty to designated “Sections,” “Subsections” and other subdivisions are to the designated Sections, Subsections and other subdivisions of this Guaranty as originally executed.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular Section, Subsection or other subdivision.

“Adjusted Tangible Net Worth”:  For any Person, Net Worth minus (a) restricted cash (other than any portion of restricted cash that has a corresponding offsetting current liability); (b) 25% of investment securities that are rated below BBB by S&P or the equivalent thereof (other than ownership interests in any Affiliate) and (c) all intangible assets, including goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred taxes and expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, mortgage servicing rights, mortgage servicing advances and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP (other than any portion of such assets that has a corresponding offsetting current liability).

“Cash Liquidity”:  As of any date of determination, an amount equal to the sum of (i) Cash and cash equivalents available to the Guarantor as of such date of determination and (ii) the amount of Cash and cash equivalents on deposit in the Cash Management Account as of such date of determination.

“Cumulative Loss Percentage”:  With respect to any Excluded Indebtedness, the percentage, as of any date of determination, resulting from the ratio of (i) the cumulative amount of “Realized Losses” (as such term, or similar term, is defined pursuant to the terms of the applicable Excluded Indebtedness) incurred by the assets securing such Excluded Indebtedness through such date of determination divided by (ii) the aggregate unpaid principal balance of all assets securing such Excluded Indebtedness at issuance.

“Debt”:  Total liabilities as determined in accordance with GAAP.

“Debt-to-Assets Ratio”:  The percentage, as of any date of determination, resulting from the ratio of (i) (A) Debt minus (B) Excluded Indebtedness divided by (ii) the sum of (x) Total Assets net of any assets relating to Excluded Indebtedness, plus (y) 35% of any Net Equity Interests relating to Excluded Indebtedness with respect to which the Cumulative Loss Percentage is greater than or equal to 1% but less than 3% and (z) 50% of any Net Equity Interests relating to Excluded Indebtedness with respect to which the Cumulative Loss Percentage is less than 1%, provided that, for the avoidance of doubt, no Net Equity Interests shall be included in the determination of this clause (ii) to the extent such Net Equity Interests relate to Excluded Indebtedness with respect to which the Cumulative Loss Percentage is greater than 3%.

“Disqualified Equity Interests”:  Any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part or (iii) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Facility Termination Date.

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“Equity Interests”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Excluded Indebtedness”:  Indebtedness included in the Guarantor’s financial statements in accordance with GAAP but which none of the Guarantor or its subsidiaries (other than subsidiaries that are CDOs or other securitization entities) is obligated to pay, including all CDOs or other securitization vehicles that are consolidated in accordance with GAAP.

“Existing Guaranty”:  The meaning assigned in the recitals hereto.

“Government-Sponsored Enterprise”:  Each of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

“Guarantied Obligations”:  the Seller Parties’ obligations to fully and promptly pay all sums owed to Buyer under the Repurchase Agreement, the Letter Agreement, and the other Transaction Documents and to Buyer and any Affiliated Hedge Counterparties under any Approved Hedging Transactions with Affiliated Hedge Counterparties, at the times and according to the terms required by the Transaction Documents or the applicable Approved Hedging Transaction documents, as applicable, including the Repurchase Price for each Purchased Loan, accrued interest, default interest, indemnity amounts, costs, or fees (including any such interest, costs or fees arising from and after the filing of an Insolvency Proceeding against the Seller Parties or either of them), without regard to any modification, suspension, or limitation of such terms not agreed to by Buyer, such as a modification, suspension, or limitation arising in or pursuant to any Insolvency Proceeding affecting any Seller Party (even if any such modification, suspension, or limitation causes such Seller Party’s obligation to become discharged or unenforceable, and in the case of an Insolvency Proceeding against the Seller Parties or either of them, even if such modification was made with Buyer’s consent or agreement).

“Indebtedness”:  As applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is evidenced by a note or similar written instrument; (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would otherwise be “Indebtedness” for purposes of this definition; (ix) any obligation of such Person the primary

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purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor that would otherwise be “Indebtedness” for purposes of this definition thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for any Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations (the amount of which shall be determined on a net basis where permitted in the relevant contract) of such Person in respect of any exchange traded or over the counter derivative transaction, including any interest rate swap and any currency swap, in each case, whether entered into for hedging or speculative purposes.

“Liquidity”:  As of any date of determination, an amount equal to the sum of (i) Cash Liquidity available to the Guarantor as of such date of determination, (ii) an amount equal to 75% of the undrawn but available capacity under all working capital or revolving credit facilities maintained by the Guarantor, as determined by, and if acceptable to, the Buyer in its reasonable discretion and (iii) an amount equal to 50% of the value of all liquid investment-grade commercial-mortgage-backed securities held by the Guarantor, as determined by, and if acceptable to, the Buyer in its reasonable discretion.

“Net Equity Interest”:  With respect to any Excluded Indebtedness, as of any date of determination, an amount equal to (i) the unpaid principal balance of all assets securing such Excluded Indebtedness as of such date of determination minus (ii) the aggregate outstanding principal balance of such Excluded Indebtedness as of such date of determination.

“Net Worth”:  With respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

“Non-Recourse Indebtedness”:  With respect to any specified Person or any of its Affiliates, Indebtedness that is (A) specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Affiliates (other than subject to such customary carve-out matters for which such Person or its Affiliates acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) or (B) secured by (i) bonds, debentures, treasury bills, notes or other securities issued by the government of the United States of America or (ii) Qualified GSE Securities.

“Qualified GSE Securities”:  Any certificates, notes or other securities that are (i) issued and guaranteed by a Government-Sponsored Enterprise and (ii) secured by one or more pools of mortgage loans acquired by such Government-Sponsored Enterprise; for the avoidance of

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doubt, Qualified GSE Securities shall not include any collateralized mortgage obligations, collateralized debt obligations, credit default swaps, forward contracts, futures contracts, options or any other derivative issued by a Government-Sponsored Enterprise.

“Recourse Indebtedness”:  All Indebtedness other than Non-Recourse Indebtedness and Securitization Indebtedness.

“Securitization”:  A public or private transfer, sale or financing of (i) servicing advances, (ii) mortgage loans, (iii) installment contracts, (iv) other loans and related assets or (v) any other receivables (clauses (i) – (v) above, collectively, the “Securitization Assets”) by which any Seller Party or any of their respective Affiliates directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.

“Securitization Entity”:  (i) Any Person (whether or not an Affiliate of the Guarantor) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) and (ii) any special purpose entity established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Guarantor.

“Securitization Indebtedness”:  (i) Indebtedness of the Guarantor or any of its respective Affiliates incurred pursuant to on-balance sheet Securitizations and (ii) any Indebtedness consisting of advances made to the Guarantor or any of its Affiliates based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Guarantor or any of its respective Affiliates.

“Tangible Net Worth”:  As of any date of determination and with respect to any Seller Party, the excess of total assets (net of goodwill and intangible assets) over total liabilities on such date, calculated in accordance with GAAP, as reported on such party’s most recently delivered financial statements, provided that notwithstanding anything to the contrary in the foregoing, a Person’s “Tangible Net Worth” as of any date of determination shall include an amount equal to 75% of the fair value of any residential agency mortgage servicing rights owned by such Person as of such date of determination.

“Total Assets”:  Total assets determined in accordance with GAAP.

2.         Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance by the Seller Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantied Obligations.  All assets and property of Guarantor shall be subject to recourse if Guarantor fails to pay any Guarantied Obligation(s) when and as required to be paid pursuant to the Transaction Documents.

In addition to the foregoing, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Buyer any actual loss, damage, cost, expense, liability, claim or other obligation incurred directly or indirectly by Buyer (including reasonable and documented

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out-of-pocket fees and expenses of external counsel to the Buyer) but, in each case under this clause, only to the extent arising out of or in connection with:  (i) fraud, misrepresentation, malfeasance, misconduct or bad faith, misapplication, misappropriation or conversion of funds, criminal acts, or the wrongful removal or destruction of the Collateral by any Seller Party in connection with the Repurchase Agreement or any other Transaction Document to which such Seller Party is a party, (ii) the commencement by any Seller Party, or the filing by any Seller Party of any pleading or document with a court in support of the commencement of, any case under any applicable state or federal bankruptcy, insolvency or other similar law with respect to any Seller Party, (iii) the breach in any material respect by any Seller Party at any time on or after the Closing Date of any of the representations and warranties made by it that are contained in the Repurchase Agreement or any other Transaction Document or (iv) any action, suit or proceeding, arbitration or governmental investigation arising out of, or in connection with, any Purchased Loan, any Mortgagor, any guarantor, or any Affiliate of any Mortgagor or guarantor, other than in connection with the enforcement of the related Loan Documents by the Seller Parties.

It is expressly understood that this is a continuing guaranty and that the Guarantor’s obligations under this Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the obligations of the Seller Parties under the Transaction Documents (the “Obligations”) or of any agreement or instrument evidencing the Obligations, or by the validity, enforceability, or perfection of any security interest against, or the nature or extent of, any collateral for the Obligations, or by any amendment of the Repurchase Agreement or any other Transaction Document to which the Obligations relate, or by any other circumstance relating to the Obligations (including a bankruptcy proceeding involving any Seller Party as debtor) which might otherwise constitute a discharge of, or defense to, the Obligations or this Guaranty.  This is a guaranty of payment and not of collection and the Buyer shall not be obligated to file any claim relating to the Obligations if a Seller Party becomes subject to a bankruptcy, reorganization, or similar proceeding and the failure of the Buyer so to file shall not affect the Guarantor’s obligations hereunder.

3.         Expenses.  The Guarantor shall pay on demand all reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees and expenses of external counsel to the Buyer) incurred in the enforcement or protection of the rights of the Buyer under this Guaranty, which out-of-pocket expenses shall not be subject to any cap.

4.         Continuing Agreement.  This Guaranty shall remain in full force and effect and be binding upon the Guarantor and its successors and permitted assigns until one year and one day following the Facility Termination Date and all of the Seller Parties’ obligations under the Repurchase Agreement and the other Transaction Documents have been satisfied.

5.         No Waiver:  Cumulative Rights.  No failure on the part of the Buyer to exercise, and no delay in exercising, any right, remedy, or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Buyer of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power.  Each and every right, remedy and power hereby granted to the Buyer or allowed it by law or other agreement with the Guarantor, shall be cumulative and not exclusive of any other and may be exercised by the Buyer from time to time.

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6.         Waiver of Notice.  Except as expressly required herein, the Guarantor waives notice of the acceptance of this Guaranty, presentment to, or demand of, payment from anyone liable for any of the obligations, notice of dishonor or non-payment, protest, diligence, suit, notice of any sale of any Collateral, notice of the taking of any action by the Buyer against the Seller Parties or others and all other notices that may otherwise be required by law.

7.         Representations and Warranties.  The Guarantor hereby makes the following representations and warranties to the Buyer as of the date hereof:

(a)        The Guarantor is (i) duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing and has full power and authority to execute, deliver, and perform this Guaranty and (ii) duly qualified to do business in all jurisdictions necessary.

(b)        The execution, delivery, and performance of this Guaranty have been and remain duly authorized by all necessary action and do not contravene any provision of the Guarantor’s constitutive documents, as amended to date, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on the Guarantor or its assets.  There is no material litigation pending against the Guarantor before any Governmental Authority (i) asserting the invalidity of this Guaranty or (ii) seeking any determination or ruling that could be reasonably likely to have a material adverse effect on the Guarantor’s ability to perform under this Guaranty.

(c)        All consents, licenses, authorizations, and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery, and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery, or performance of this Guaranty.

(d)        This Guaranty constitutes the legal, valid, and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, and other laws of general applicability relating to, or affecting, creditors’ rights and, subject as to enforceability, to equitable principles of general application.

(e)        Guarantor is not and has never been the subject of any case under any applicable state or federal bankruptcy, insolvency or other similar law.  Guarantor is solvent and will not be rendered insolvent by the transactions contemplated hereby.  Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.

(f)        Guarantor has complied in all material respects with all laws, statutes, rules, regulations of any Governmental Authority applicable to Guarantor.

(g)        There has been no material adverse change in the business, operations, financial condition, properties or prospects of Guarantor since June 30, 2019.

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(h)        Guarantor is not required to register as an “investment company”, or as a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)         Guarantor is not and is not acting on behalf of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), any other employee benefit plan that is subject to any law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise.

8.         Covenants of Guarantor.  Guarantor hereby covenants and agrees that:

(a)        Guarantor shall (i) preserve and maintain its legal existence, (ii) qualify and remain qualified in good standing in the jurisdiction in which it is organized, and (iii) comply with its certificate of formation and by-laws.

(b)        At all times during the term of this Guaranty, Guarantor will promptly, and in any event within ten (10) days after service of process on any of the following, give to the Buyer notice of all litigation, actions, suits, or other legal proceedings affecting Guarantor that (i) questions or challenges the validity or enforceability of this Guaranty or (ii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a material adverse effect on the Guarantor’s ability to perform under this Guaranty.

(c)        Guarantor will not enter into transactions, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Seller Party unless the transaction is (i) in the ordinary course of Guarantor’s business and (ii) upon fair and reasonable terms no less favorable to Guarantor than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(d)        Guarantor shall not institute against any other Seller Party any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

(e)        The Guarantor shall provide to Buyer and the Verification Agent, as soon as available, and in any event within 90 days after the end of each fiscal year of the Guarantor, audited financial statements of the Guarantor for such fiscal year.

(f)        The Guarantor shall compile and provide to Buyer and the Verification Agent, as soon as available and in any event no later than forty-five (45) Business Days following the end of each calendar quarter, (i) quarterly financial statements for such calendar quarter, (ii) a calculation of all amounts required to be determined with respect to the Financial Covenants as of the related Pricing Rate Determination Date for the final calendar month of such calendar quarter, (iii) a certificate of an Authorized Officer of the Guarantor setting forth the Cumulative Loss Percentage as of the end of such calendar quarter and confirming that the Guarantor continues to comply with the representations, warranties and covenants set forth herein and (iv) any other

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reports reasonably requested by Buyer and generated in the ordinary course of business of the Guarantor.

(g)        The Adjusted Tangible Net Worth as set forth on the most recent financial statement of the Guarantor shall not decline by more than (i) 25% in any calendar quarter, (ii) 35% in any calendar year, or (iii) 50% from the highest Adjusted Tangible Net Worth of the Guarantor set forth in its most recent audited financial statements.

(h)        The Guarantor shall maintain Liquidity in an amount no less than the greater of (i) $5,000,000 and (ii) 3% of the sum of (A) any outstanding Recourse Indebtedness plus (B) the Aggregate Repurchase Price; provided, however, that no less than two-thirds of the Liquidity maintained by the Guarantor to satisfy this paragraph (h) shall be Cash Liquidity.

(i)         The Guarantor shall maintain a Debt-to-Assets Ratio no greater than 80%.

(j)         The Guarantor shall maintain Tangible Net Worth in an amount at least equal to the sum of (i) the product of (A) 1/15th and (B) the amount of all Non-Recourse Indebtedness (excluding the Aggregate Repurchase Price) and the amount of other Securitization Indebtedness, in each case, held by entities other than Affiliates of the Guarantor plus (ii) the product of (A) 1/3rd and (B) the sum of (x) the Aggregate Repurchase Price and (y) all Recourse Indebtedness (the covenants in paragraphs (g), (h), (i) and (j) shall collectively be referred to as the “Financial Covenants”).

(k)        Guarantor shall provide written notice to Buyer upon the occurrence of (i) any change to its name, jurisdiction of organization or taxpayer identification number or (ii) any reorganization resulting in the Guarantor no longer being organized as a corporation.

(l)         Guarantor agrees that should SAMC or any of its direct or indirect subsidiaries enter into any financing agreement or other credit facility with respect to small business loans or mortgage loans with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms to Buyer with respect to any financial covenants set forth in Section 9 hereof or any substantially similar covenants (a “More Favorable Agreement”), the terms of this Guaranty shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Guarantor to the Buyer of such termination, the original terms of this Guaranty shall be deemed to be automatically reinstated.  The Guarantor further agrees to execute and deliver any new guaranties, agreements or amendments to this Guaranty evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Guarantor or any of its Affiliates entering into a financing agreement or other credit facility with respect to assets similar to the Mortgage Loans with any Person other than the Buyer or an Affiliate of the Buyer, the Guarantor shall deliver to the Buyer (x) a true, correct and complete copy of such financing documentation (excluding pricing terms) or (y) to the extent the Guarantor is prohibited from delivering any such document pursuant to a confidentiality agreement with such Person, to the fullest extent permitted pursuant to such confidentiality agreement, a certificate of the Guarantor setting forth the terms of any financial covenants or substantially similar terms thereof.

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(m)       Guarantor will not become and will not act on behalf of an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, any other employee benefit plan that is subject to any law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise.

9.         Events of Default.  Notwithstanding anything to the contrary in the Repurchase Agreement, each of the following events shall constitute an event of default under the Repurchase Agreement (each, an “Event of Default”):

(a)        the issuance by a Governmental Authority of an order or decree to wind- up or liquidate the affairs of the Guarantor or the property of the Guarantor, which decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; and

(b)        the failure of the Guarantor to comply with any material covenant contained herein, which such failure remains unremedied more than ten (10) days (except if such default or breach is curable and the Guarantor diligently attempts to cure such default, and such default or breach continues for thirty (30) days).

10.       No Subrogation.  Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by the Buyer or any of its Affiliates, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against any Seller Party or any collateral security or guarantee or right of offset held by Buyer for the payment of the Guarantor’s obligations under this Guaranty, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from any other Seller Party in respect of payments made by Guarantor hereunder, until one year and one day following the Facility Termination Date under the Repurchase Agreement and all of the Seller Parties’ obligations under the Repurchase Agreement and the other Transaction Documents have been satisfied.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by Guarantor in trust for the Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

11.       Waiver of Rights.  Except as otherwise expressly provided herein, Guarantor waives any and all notice of any kind including, without limitation, notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between any Seller Party, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller Party with respect to the Obligations or Guarantor with respect to the Guarantor’s obligations under this

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Guaranty.  In addition, Guarantor waives any requirement that Buyer exhaust any right, power or remedy or proceed against any Seller Party.

12.       Recapture of Certain Payments.  Guarantor further agrees that, to the extent that the Guarantor makes a payment or payments to the Buyer, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

13.       Assignment.  The rights and obligations of the Guarantor under this Guaranty shall not be assigned by the Guarantor without the prior written consent of the Buyer, except that any person into which the Guarantor may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Guarantor is a party, or any person succeeding to all or substantially all of the business of the Guarantor, shall be the successor to the Guarantor hereunder and shall comply with all obligations of the Guarantor arising under this Guaranty.  Subject to the foregoing, this Guaranty shall bind and inure to the benefit of and be enforceable by the Guarantor and the Buyer, and their respective successors and permitted assigns.

14.       GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  WITH RESPECT TO ANY SUIT, ACTION, CLAIM, OR PROCEEDINGS RELATING TO THIS GUARANTY (“PROCEEDINGS”), THE GUARANTOR IRREVOCABLY:  (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM, AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY; AND (III) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY.

15.       Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Buyer, addressed to the Buyer at 60 Wall Street, 5th Floor, New York, New York 10005, Attention:  Timur Otunchiev, or such other address as may be designated by the Buyer to the Guarantor in writing, or, if to the Guarantor, addressed to the

Third Amended and Restated Guaranty

Guarantor at 1251 Avenue of the Americas, 50th Floor New York, NY 10020, Attention:  Andrew Ahlborn, Email:  AAhlborn@waterfallam.com, Facsimile:  212-257-4699, or such other address as may be designated by the Guarantor to the Buyer in writing.

16.       Miscellaneous.

(a)        Amendments.  Any amendment, modification, or waiver of any term or provision of this Guaranty shall be in writing and shall be signed by the Guarantor and the Buyer.

(b)        Headings.  The headings of this Guaranty are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

(c)        Entire Agreement.  This Guaranty contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

(d)        Counterparts.  This Guaranty may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(e)        Limitation.  Nothing expressed or implied herein is intended or shall be construed to confer upon any person, firm or corporation, other than the parties hereto, any right, remedy or claim by reason of this Guaranty or any term hereof, and all terms contained herein shall be for the sole and exclusive benefit of the parties hereto, and their successors and permitted transferees.

17.       Restatement.  This Guaranty amends and restates in its entirety, as of the date hereof, the Existing Guaranty.  Upon the effectiveness of this Guaranty, each reference to the Existing Guaranty in any other document, instrument or agreement shall mean and be a reference to this Guaranty.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Existing Guaranty.

[Signature pages follow]

Third Amended and Restated Guaranty

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor to the Buyer as of the date first above written.

SUTHERLAND PARTNERS, L.P.

By: READY CAPITAL CORPORATION, not in its individual capacity but solely as general partner

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer

Third Amended and Restated Guaranty

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Acknowledged and agreed to:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Brendon Girardi
Name: Brendon Girardi
Title: Director

By:	/s/ Timur Otunchiev
Name: Timur Otunchiev
Title: Director

Third Amended and Restated Guaranty

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